EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Synthetic Biologics, Inc.

Rockville, Maryland

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 2, 2017, relating to the consolidated financial statements and the effectiveness of Synthetic Biologics, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

McLean, Virginia
September 8, 2017